UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant☒

Filed by a Party other than the Registrant☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

Insys Therapeutics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:___________________________________________________

(2)	Aggregate number of securities to which transaction applies:___________________________________________________

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):___________________

(4)	Proposed maximum aggregate value of transaction:___________________________________________________________

(5)	Total fee paid:_______________________________________________________________________________________

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:_______________________________________________________________________________
(2)	Form. Schedule or Registration Statement No.:_______________________________________________________________
(3)	Filing Party:_________________________________________________________________________________________
(4)	Date Filed:__________________________________________________________________________________________

PROXY MATERIALS

1333 South Spectrum Blvd, Suite 100, Chandler, AZ 85286

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 5, 2015

TO THE STOCKHOLDERS OF INSYS THERAPEUTICS, INC.:

You are cordially invited to attend the 2015 annual meeting of stockholders of Insys Therapeutics, Inc. (the “Company,” “we,” “our,” “us” or “Insys Therapeutics”) to be held at 11:00 a.m., local time on May 5, 2015, at the Company’s headquarters located at 1333 South Spectrum Blvd, Suite 100, Chandler, AZ 85286 for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect two Class II directors nominated by our board of directors.
2.	To ratify the selection by our Audit Committee of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.
3.	To transact such other and further business, if any, as lawfully may be brought before the meeting.

The record date for the determination of the stockholders entitled to vote at the meeting or at any adjournment thereof is the close of business on April 7, 2015.  A list of stockholders entitled to vote at the meeting will be open to the examination of any stockholder, for any purpose germane to the meeting, at the location of the meeting on and during ordinary business hours for 10 days prior to the meeting at our principal offices located at 1333 South Spectrum Blvd, Suite 100, Chandler, AZ 85286.

As outlined in the proxy statement, the Board of Directors recommends that you vote “FOR” each of the nominees nominated by our board of directors under Proposal 1 and “FOR” Proposal 2.  Please refer to the proxy statement for detailed information on each of the proposals.

By Order of the Board of Directors

Michael L. Babich
Chief Executive Officer

April 20, 2015

It is important that your shares be represented at the meeting regardless of the number of shares you hold.  Whether or not you expect to attend the meeting in person, please complete, date, sign and return the accompanying proxy in the enclosed envelope to ensure the presence of a quorum at the meeting.  Even if you have voted by proxy, and you attend the meeting, you may, if you prefer, revoke your proxy and vote your shares in person.  Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you will not be permitted to vote in person at the meeting unless you first obtain a legal proxy issued in your name from the record holder.

This Proxy Statement was first mailed to stockholders of Insys Therapeutics, Inc. on or about April 20, 2015. This proxy statement contains information on matters to be voted upon at the annual meeting or any adjournments of that meeting.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to Be Held on May 5, 2015.

This proxy statement and our 2014 annual report to stockholders are available in the Investor Relations section of our website at http://www.insysrx.com.

INSYS THERAPEUTICS, INC.

1333 South Spectrum Blvd, Suite 100, Chandler, AZ 85286

PROXY STATEMENT

For the Annual Meeting of Stockholders

To Be Held May 5, 2015

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why have I received these materials?

This proxy statement and the enclosed proxy card were sent to you because our Board of Directors (“Board”) is soliciting your proxy to vote at the annual meeting of stockholders to be held on May 5, 2015.  You are cordially invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement.  We intend to mail this proxy statement and accompanying proxy card and our 2014 annual report on or about April 20, 2015 to all stockholders entitled to vote at the annual meeting.

Who is entitled to vote at the Annual Meeting?

Stockholders of record as of the close of business on April 7, 2015 will be entitled to vote at the annual meeting.  On April 7, 2015, there were 35,668,721 shares of common stock outstanding and entitled to vote.  On each matter, the holders of the common stock will be entitled to one vote for each share of common stock held as of the record date. There is no cumulative voting with respect to the election of directors.

Stockholder of Record: Shares Registered in Your Name.  If on April 7, 2015 you were a “record” stockholder of common stock (that is, if you held common stock in your own name in the stock records maintained by our transfer agent, Computershare Investor Services, LLC (“Computershare”)), you may vote in person at the annual meeting or by proxy.  Whether or not you intend to attend the annual meeting, we encourage you to complete and sign the accompanying proxy card and mail it to Insys Therapeutics to ensure your vote is counted.

What am I voting on?

There are two matters scheduled for a vote:

1.	To elect the two Class II directors nominated by our Board; and

2.	To ratify the selection by our Audit Committee of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

 How do I vote?

You may either vote “FOR” or “WITHHOLD” for each of the Company’s nominees for Director.  You may vote “FOR” or “AGAINST” or “ABSTAIN” from voting to ratify the Company’s selection of BDO USA, LLP as its independent registered public accounting firm.

Stockholder of Record: Shares Registered in Your Name.  If you are a stockholder of record, you may vote in person at the annual meeting, or you may vote by proxy using the enclosed proxy card. You may also vote over the Internet at www.investorvote.com/INSY or vote by telephone at 1-800-652-8683. Please see the proxy card for voting instructions.

Whether or not you plan to attend the annual meeting, we urge you to vote by proxy to ensure your vote is counted.  You may still attend the annual meeting and vote in person if you have already voted by proxy.

●	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

●

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided.  If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank.  If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received an instruction card and voting instructions with these proxy materials from that organization rather than from Insys Therapeutics.  In order to vote, complete and mail the instruction card received from your broker or bank to ensure that your vote is counted.  Alternatively, you may vote by telephone or over the Internet as instructed by your broker, bank or such other applicable agent.  To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent.  Follow the instructions from your broker, bank, or other agent included with these proxy materials, or contact your broker, bank, or such other agent to request a proxy form.

What constitutes a quorum for purposes of the annual meeting?

A quorum of stockholders is necessary to hold a valid meeting.  The presence at the annual meeting in person or by proxy of the holders of a majority of the voting power of all outstanding shares of common stock entitled to vote, or 17,834,361 votes, shall constitute a quorum for the transaction of business at the meeting.  Proxies marked as abstaining or containing broker non-votes on any matter to be acted upon by stockholders will be treated as present at the meeting for purposes of determining a quorum.  If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How does the Board recommend that I vote my shares?

The Board’s recommendation is set forth together with the description of each item in this proxy statement.  In summary, the Board recommends a vote:

1.	FOR the election of the two Class II directors nominated by our Board; and

2.	FOR the ratification of the selection by our Audit Committee of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

 With respect to any other matter that properly comes before the annual meeting, the proxies will vote as recommended by the Board or, if no recommendation is given, in their own discretion.  As of the date of this proxy statement, the Board had no knowledge of any business other than that described herein that would be presented for consideration at the annual meeting.

What if I return a proxy card but do not make specific choices?

Stockholders of Record:  Shares Registered in your Name.  If you are the stockholder of record and return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” the election of the two Class II nominees for director nominated by our Board, and “FOR” the ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015. If any other matter is properly presented at the annual meeting, your proxy (the individual named on your proxy card) will vote your shares using his best judgment.

Beneficial Owner:  Shares Registered in the Name of a Broker or Bank.  If you are the beneficial owner, but not the stockholder of record, and return a signed and dated proxy card without marking any voting selections, your shares may not be voted by your nominee for the election of any of the two Class II nominees for director as this proposal is considered “non-routine”.  In such case, your vote will be considered a “broker non-vote.”  However, your shares may be voted by your nominee for the ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

How many votes are needed to approve each proposal?

Proposal 1.  The election of directors will be determined by a plurality of the votes cast at the annual meeting by shares represented in person or by proxy and entitled to vote for the election of directors.  A plurality means the highest number of “FOR” votes.  Therefore, the two nominees receiving the most “FOR” votes will be elected.  Abstentions and broker non-votes will have no effect on the outcome.

Proposal 2.  The ratification of the selection by our Audit Committee of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015 requires the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote on the proposal. Abstentions will have the effect of a vote against the proposal and broker non-votes will have no effect on the outcome of this proposal.

Can I revoke or change my vote after I return my proxy card?

Yes.  For stockholders of record, any time after you have submitted a proxy card and before the proxy card is exercised, you may revoke or change your vote in one of three ways:

●	You may submit a written notice of revocation to the Company’s Corporate Secretary at 1333 South Spectrum Blvd, Suite 100, Chandler, AZ 85286.

●	You may submit a proxy bearing a later date.

●	You may attend the annual meeting and vote in person. Attendance at the meeting will not, by itself, revoke a proxy.

For beneficial owners, you will need to revoke or resubmit your voting instructions through your broker or nominee and in accordance with its procedures.  In order to attend the annual meeting and vote in person, you will need to obtain a legal proxy from your broker or nominee, the stockholder of record.

Who will bear the expense of soliciting proxies in connection with this proxy statement?

Insys Therapeutics will bear the cost of soliciting proxies in the form enclosed.  In addition to the solicitation by mail, proxies may be solicited personally or by telephone, facsimile, online posting or electronic transmission by our employees.  Our employees will not receive any additional compensation for participating in proxy solicitation.  We may reimburse brokers holding common stock in their names or in the names of their nominees for their expenses in sending proxy materials to the beneficial owners of such common stock.

Is there any information that I should know about future annual meetings?

If any stockholder would like to make a proposal at our 2016 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) we must receive it no later than December 19, 2015 in order that it may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

If any stockholder intends to nominate a director or submit a proposal at the 2016 annual meeting of stockholders without inclusion of such proposal in our proxy materials, we must receive notice of such proposal no earlier than January 6, 2016 and no later than the close of business on February 5, 2016. Any notice received prior to January 6, 2016 or after February 5, 2016 is untimely. We reserve that right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Proposals should be addressed to our Corporate Secretary at 1333 South Spectrum Blvd, Suite 100, Chandler, AZ 85286.

What does it mean if I receive more than one proxy?

If you receive more than one proxy, it means you have multiple accounts with brokers and/or our transfer agent.  Please vote all of these shares.  We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address.  Our transfer agent is Computershare. Computershare’s address and telephone are as follows, address: 211 Quality Circle, Suite 210, College Station, TX 77845; telephone number: (800) 962-4284.

PROPOSALS

PROPOSAL 1.  ELECTION OF DIRECTORS

Our Board consists of seven members and is structured in three classes that are elected in staggered years for a term of three years. For this annual meeting two Class II directors will be elected. The Board has nominated Michael L. Babich and Pierre Lapalme as the two Class II candidates for election at the annual meeting and recommends that stockholders vote “FOR” the election of these director nominees.

Each of these nominees are currently directors.  If elected at the annual meeting, each of these nominees would serve until the 2018 annual meeting and until his or her successor is elected and has qualified, or until the director’s death, resignation or removal.   In the unanticipated event that one or more of such nominees becomes unavailable as a candidate for director, the persons named in the accompanying proxy will vote for another candidate nominated by the Board.  Each person nominated for election has agreed to serve if elected and we have no reason to believe that any nominee will be unable to serve.

For more information, including biographical information, regarding these two nominees or the other members of our Board or information regarding our Board structure see the section entitled “Corporate Governance and Related Matters” elsewhere in this proxy statement.

Required Vote and Board Recommendation

Directors are elected by a plurality of the votes properly cast in person or by proxy. The two nominees receiving the highest number of “FOR” votes will be elected. Abstentions and broker non-votes will have no effect on the outcome.

The Board of Directors recommends a vote “FOR” each of the above-named director nominees in Proposal 1.

 PROPOSAL 2.  RATIFICATION OF THE SELECTION OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015

The Board is seeking stockholder ratification of the Audit Committee’s selection of BDO USA, LLP (“BDO”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2015. As a result of the Audit Committee’s review and consideration and following careful deliberation, the Audit Committee has re-appointed BDO as the Company’s independent registered public accounting firm and as auditors of the Company’s consolidated financial statements for 2015. BDO has served as the Company’s independent registered public accounting firm since its appointment in July 2007.

In the event of a negative vote on such ratification by the Company’s stockholders, the Audit Committee will reconsider its selection. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its stockholders. Representatives of BDO are expected to be present at the annual meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Audit Fees

We have paid fees to BDO for the following professional services that they have provided to us as of, and for the years ended, December 31, 2014 and 2013:

(i)	the audit of our consolidated financial statements, as included in our Annual Reports on Form 10-K filed with the SEC;

(ii)	the reviews of our condensed consolidated interim financial statements, as filed on Forms 10-Q with the SEC; and

(iii)	reviews of other statutory and regulatory filings, such as registration statements on Forms S-1 or S-8.

Aggregate fees, including out-of-pocket expenses, for the above-listed professional services rendered by BDO during 2014 and 2013 were $290,546 and $414,633, respectively.

Audit-Related Fees

There were no audit-related fees paid to BDO during the years ended December 31, 2014 and 2013.

Tax Fees

There were no fees, including out-of-pocket expenses, for professional services rendered by BDO in connection with tax compliance, tax advice and corporate tax planning for the years ended December 31, 2014 and 2013.

All Other Fees

There were no additional fees paid to BDO during the years ended December 31, 2014 and 2013.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has considered whether the provision of services covered in the preceding paragraphs is compatible with maintaining independence of our registered public accounting firm.  At their regularly scheduled and special meetings, the Audit Committee considers and pre-approves any audit and non-audit services to be performed for us by our independent registered public accounting firm.  For 2014, the Audit Committee pre-approved all of the audit services that were performed by BDO.

 Required Vote and Board Recommendation

Approval of the ratification of BDO USA, LLP requires the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote on the proposal. Abstentions will have the effect of a vote against the proposal and broker non-votes will have no effect on the outcome of this proposal.

The Board of Directors unanimously recommends that you vote “FOR” PROPOSAL 2 regarding the ratification of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

CORPORATE GOVERNANCE AND RELATED MATTERS

Board of Directors and Management

Executive Officers and Directors

The following table sets forth certain information regarding our executive officers and directors as of March 1, 2015:

Name	Age	Position(s)
Michael L. Babich(5)	38	President, Chief Executive Officer and Director
Darryl S. Baker	46	Chief Financial Officer
Franc Del Fosse	43	General Counsel and Corporate Secretary
John N. Kapoor, Ph.D. (6)	71	Director and Executive Chairman of the Board
Patrick P. Fourteau(1)(2)(6)	67	Director
Pierre Lapalme(2)(3)(5)	74	Director
Steven Meyer(1)(4)	58	Director
Theodore H. Stanley, M.D.(2)(3)(6)	74	Director
Brian Tambi(1)(4)	69	Director

(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and corporate governance committee.
(4)	Class I director
(5)	Class II director
(6)	Class III director

Michael Babich has served as our President since November 2010 and was appointed as our Chief Executive Officer in March 2011. Mr. Babich has also served on our Board since 2008. From March 2007 until November 2010, Mr. Babich served as the Chief Operating Officer and a director of Insys Pharma, our wholly-owned subsidiary, which was responsible for the initial development of Dronabinol SG Capsule and many of our product candidates, including Subsys and our other dronabinol product candidates. Prior to that, from 2001 to 2007, Mr. Babich worked at EJ Financial Enterprises, a venture capital firm specializing in early stage and startup investments primarily in the healthcare sector. During his time at EJ Financial Enterprises, Mr. Babich held various roles and worked on various projects, including private equity transactions, asset management and strategic consulting for both public and private companies. Prior to his work at EJ Financial Enterprises, Mr. Babich worked at the Northern Trust Corporation managing mid- to large-cap portfolios for high net worth individuals. Mr. Babich also has served as a director and in management roles at Alliant Pharmaceuticals. Mr. Babich received an MBA from the Kellogg School of Management at Northwestern University and a B.A. from the University of Illinois at Urbana-Champaign. We believe that Mr. Babich’s business expertise, including his experience working with the investment community, provides him the operational expertise, breadth of knowledge and valuable understanding of our industry to qualify him to serve on our board of directors and as our President and Chief Executive Officer.

Darryl S. Baker has served as our Chief Financial Officer since October 2012. From 2001 to 2012, Mr. Baker served as Chief Financial Officer and Corporate Controller for iGo, a developer of power management solutions and accessories for mobile electronic devices. From 2000 to 2001, Mr. Baker served as the Corporate Controller for Integrated Information Systems, Inc., a provider of secure integrated information technology solutions. From 1997 to 1999, Mr. Baker served as the Corporate Controller for SkyMall, Inc., a specialty retailer. Prior to 1997, Mr. Baker was an audit manager for Ernst & Young. Mr. Baker earned his B.S. in Accountancy from the Marriott School of Management at Brigham Young University and is a Certified Public Accountant in the states of California and Arizona and is also a Chartered Global Management Accountant. We believe that Mr. Baker has extensive experience in accounting, SEC compliance for smaller public companies, merger and acquisition transactions, and small business financing and frequently serves as a panelist and lecturer for the Center for Professional Education on various topics including SEC compliance, share-based compensation, revenue recognition, fair value and lease accounting.

Franc Del Fosse, has served as our General Counsel since February 2014. Prior to 2014, Mr. Del Fosse was a partner at the law firm of Snell & Wilmer L.L.P. He was an attorney at Snell & Wilmer from 2005-2014. From 2001-2005, Mr. Del Fosse was an associate at the law firm of Shearman & Sterling. Mr. Del Fosse holds a J.D. degree from Columbia University School of Law and an undergraduate degree from Arizona State University. He is a member of the State Bar of California and Arizona. We believe that Mr. Del Fosse has an extensive and multi-disciplinary legal background conducive to various legal needs of our growing and evolving company.

John N. Kapoor, Ph.D. has served on our board of directors since our formation in 1990 and has served as Executive Chairman since June 2006 and was Chairman from 1990 to 2004. Dr. Kapoor also served as a director of Insys Pharma from its inception in 2002. Dr. Kapoor has served as the President and chairman of the board of directors of EJ Financial Enterprises since forming the company in 1990. Dr. Kapoor is also the Managing Partner of Kapoor-Pharma Investments, an investment company that he founded in 2000. Dr. Kapoor serves as the chairman of the board of directors of Akorn, Inc., a publicly traded specialty pharmaceutical company, where he previously served as the Chief Executive Officer from March 2001 to December 2002 and from May 1996 to November 1998. Dr. Kapoor also served as the chairman of the board of directors of Sciele Pharma and OptionCare, a specialty pharmaceutical services company, where he served as Chief Executive Officer from August 1993 to April 1996. Dr. Kapoor received his Ph.D. in Medicinal Chemistry from the State University of New York at Buffalo and a B.S. in Pharmacy from Bombay University in India. We believe that Dr. Kapoor’s leadership experience in the biopharmaceutical industry and his success as a venture capitalist add valuable expertise and insight to our board of directors and uniquely qualify him to serve as our Executive Chairman.

Patrick P. Fourteau has served on our board of directors since March 2011. Mr. Fourteau served as President and Chief Executive Officer of Shionogi from 2008 until 2010. Prior to the acquisition of Sciele Pharma by Shionogi, Mr. Fourteau served as President and CEO of Sciele Pharma from 2003 until 2008 and served on the board of directors of Sciele from 2004 until 2008. Mr. Fourteau served as President of Worldwide Sales of inVentiv Health, Inc. from 2000 to 2002. Mr. Fourteau served as President of various divisions of St. Jude Medical, Inc. from 1995 to 2000 and as an Executive of Eli Lilly and Company prior to 1995. Mr. Fourteau earned his MBA from Harvard University and a B.A. and M.A. in Mathematics from the University of California, Berkeley. We believe that Mr. Fourteau’s leadership experience in the pharmaceutical industry adds valuable expertise and insight to our board of directors.

 Pierre Lapalme has served on our board of directors since March 2011. Mr. Lapalme joined BioMarin Pharmaceutical Inc.’s Board in January 2004. From 1995 until his retirement in 2003, he served as the President and Chief Executive Officer of North America Ethypharm, Inc., a drug delivery company. Throughout his career, Mr. Lapalme held numerous senior management positions in the pharmaceutical industry, including Chief Executive Officer and Chairman of the Board of Rhône-Poulenc Pharmaceuticals, Inc., in Canada, from 1979 to 1994, and Senior Vice President and General Manager of North America Ethicals, a division of Rhône-Poulenc Rorer, Inc. (now known as Sanofi) where he oversaw the development of the ethical pharmaceutical business in the United States, Canada, Mexico, and Central America. Mr. Lapalme served on the board of the National Pharmaceutical Council and was a board member of the Pharmaceutical Manufacturers Association of Canada, where he played a leading role in reinstituting certain patent protection for pharmaceuticals. Mr. Lapalme previously served on the board of directors of two public companies during the past five years: Sciele Pharmaceuticals Inc. from 2000 to 2008 and Bioxel Pharma from 2004 to 2009. He also serves on the board of three private biotech companies and was appointed to the board Aeterna Zentaris, a biopharmaceutical company, in December 2009. Mr. Lapalme studied at the University of Western Ontario and INSEAD France. We believe that Mr. Lapalme’s experience in the pharmaceutical industry gives him a valuable understanding of our industry which qualifies him to serve as a member of our board of directors.

Steven Meyer has served on our board of directors since November 2010. From August 2007 until November 2010, Mr. Meyer served as a director of Insys Pharma. Since November 2005, Mr. Meyer has served as the Chief Financial Officer of JVM Realty Corporation, a private investment firm specializing in the acquisition, re-positioning and management of real estate for investors. Prior to that, Mr. Meyer was employed by Baxter International Incorporated, a global healthcare company, where he served as Corporate Treasurer from January 1997 to July 2004. Mr. Meyer earned his MBA in finance and accounting from the Kellogg Graduate School of Management at Northwestern University and his B.A. in Economics from the University of Illinois in Champaign-Urbana. He is an Illinois Certified Public Accountant. We believe that Mr. Meyer’s management experience and his knowledge of the finance and healthcare industries give him a valuable understanding of our industry which qualifies him to serve as a member of our board of directors.

Theodore H. Stanley, M.D. has served on our board of directors since March 2013. Since July 2009, Dr. Stanley has served as a managing director of UpStart Ventures, a venture capital fund focusing on investments in life sciences companies, and since 1978, Dr. Stanley has been a full time professor in the Department of Anesthesiology at the University of Utah, School of Medicine. In 1985, Dr. Stanley co-founded Anesta Corp., a publicly held pharmaceutical company focusing on the development of transmucosal drug products, including its lead product, Actiq, which was co-invented by Dr. Stanley in 1983. From 1985 to December 1997, Dr. Stanley served as chairman of the board of Anesta and served as Anesta’s Medical Director until April 1994, following which he served as founding chairman from January 1998 until the sale of Anesta to Cephalon in October 2000. In 1996, Dr Stanley co-founded ZARS Pharma, Inc., a privately held specialty pharmaceutical company that focused on the development and commercialization of topically administered drugs primarily in the area of pain management. Dr. Stanley served as chairman of the board of directors of ZARS Pharma until its acquisition in May 2011 by Nuvo Research Inc., a publicly held Canadian pharmaceutical company, of which Dr. Stanley currently serves as a director. Dr. Stanley also serves on the board of directors of seven privately held life sciences companies, four of which he serves as chairman of the board. Dr. Stanley earned his M.D. degree from Columbia University, College of Physicians and Surgeons (Medical Science), as well as an A.B. from Columbia College. We believe that Dr. Stanley’s extensive operational and leadership experience in the pharmaceutical industry, including his experience in the development and commercialization of transmucosal drug products, brings valuable expertise and insight to our board of directors.

Brian Tambi has served on our board of directors since November 2010. Mr. Tambi currently serves as a member of the board of directors of Akorn, Inc. From August 2007 until the November 2010, Mr. Tambi served as a director of Insys Pharma. Since forming the company in January 2006, Mr. Tambi has served as the Chairman of the Board, President and Chief Executive Officer of BrianT Laboratories LLC, a pharmaceutical company currently focused on developing, manufacturing and marketing combinations of leading single agent drugs and delivery systems. From 1995 to January 2007, Mr. Tambi served as the Chairman, President and Chief Executive Officer of Morton Grove Pharmaceuticals, Inc. Prior to Morton Grove, Mr. Tambi served as President of Ivax North American Pharmaceuticals and as a member of the board of directors of Ivax Corporation (acquired by Teva), a publicly traded pharmaceutical company. Mr. Tambi also served as Chief Operating Officer of Fujisawa USA, Inc., a subsidiary of Fujisawa Pharmaceutical Company, Ltd. Mr. Tambi also held executive positions at Lyphomed, Inc. and Bristol-Myers Squibb. Mr. Tambi earned his MBA in International Finance & Economics and his B.S. in Corporate Finance from Syracuse University. We believe that Mr. Tambi’s drug development and commercialization expertise as well as his experience in the finance sector brings important strategic insight to our board of directors.

Board Composition

Our business and affairs are organized under the direction of our Board, which currently consists of seven members. The primary responsibilities of our board of directors are to provide oversight, strategic guidance, counseling and direction to our management. Our Board meets on a regular basis and additionally as required.

Our Board is divided into three classes, as follows:

•	Class I, which consists of Steven Meyer and Brian Tambi, whose terms will expire at our annual meeting of stockholders to be held in 2017;

•

Class II, which consists of Pierre Lapalme and Michael Babich, who are currently up for re-election and if reelected, whose terms will expire at our annual meeting of stockholders to be held in 2018; and

•	Class III, which consists of Patrick P. Fourteau, John N. Kapoor and Theodore H. Stanley, whose terms will expire at our annual meeting of stockholders to be held in 2016.

At each annual meeting of stockholders, the successors to directors whose terms then expire will serve until the third annual meeting following their election and until their successors are duly elected and qualified. The authorized size of our Board is currently seven members. The authorized number of directors may be changed only by resolution of the Board. Any additional directorships resulting from an increase in the number of directors will be distributed between the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

Controlled Company Status

As of March 1, 2015, Dr. John N. Kapoor our Executive Chairman is the beneficial owner of 21,244,021 shares (approximately 59.9%) of the outstanding shares of common stock of the Company. For additional information, refer to the section entitled “Security Ownership of Certain Beneficial Owners and Management” in this proxy statement. As a result of his stock ownership, Dr. Kapoor is in a position to significantly influence the business affairs and policies of the Company, including the approval of significant transactions, the election of the members of the Board and other matters submitted to our stockholders. There can be no assurance that the interests of Dr. Kapoor will not conflict with the interest of our other stockholders. Furthermore, as a result of Dr. Kapoor’s voting power, the Company is a “controlled company” as defined in the NASDAQ Listing Rules. The Company has affirmatively elected to avail itself of the controlled company exemptions under NASDAQ Listing Rules, which provide exemptions from (i) a majority of independent directors on the Board, (ii) independent director oversight of executive officer compensation and (iii) independent director oversight of director nominations.

Director Independence

Although we are not required to have a majority of independent directors, as a result of our status as a “controlled company” under the NASDAQ Listing Rules, our Board has affirmatively determined, based upon the recommendation of our nominating and corporate governance committee, that four of our seven directors, Patrick P. Fourteau, Pierre Lapalme, Steven Meyer and Brian Tambi, are independent directors, as defined by Rule 5605(a)(2) of the NASDAQ Listing Rules. As a result of their respective roles as President and Chief Executive Officer and Executive Chairman, the Board determined to designate Mr. Babich and Dr. Kapoor as non-independent directors. In addition, as a result of Dr. Stanley’s consulting work for the Company, the Board also determined to designate Dr. Stanley as a non-independent director.

Board Leadership Structure

Our Board is currently chaired by our Executive Chairman, Dr. Kapoor. As a general policy, our Board believes that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the Board as a whole. As such, Mr. Babich serves as our President and Chief Executive Officer while Dr. Kapoor serves as our Executive Chairman of the Board but is not an officer. We expect and intend the positions of Executive Chairman of the Board and Chief Executive Officer to be held by two individuals in the future as well.

Role of the Board in Risk Oversight

One of the key functions of our board of directors is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through its various standing Board committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper conduct. Our compensation committee assesses and monitors whether our compensation policies and programs have the potential to encourage excessive risk-taking.

Executive Sessions of Independent Directors

As deemed appropriate by our independent directors, our independent directors meet periodically in executive sessions when only independent directors are present.  Persons interested in communicating with the independent directors may address correspondence to the “Independent Directors” as set forth below under the heading entitled “— Communications with the Board.”

Board Meetings

During the year ended December 31, 2014, our Board and its committees held 4 full board meetings and 4 audit committee meetings, 6 compensation committee meetings and 4 nominating and corporate governance committee meetings, either in conjunction with full Board meetings or held separately.   The Board also had informal, telephonic update calls from time to time as deemed appropriate by the Board. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board and of the Board committees on which they serve.   Directors are strongly encouraged to attend the annual meeting of stockholders unless extenuating circumstances prevent them from attending, although we do not have a formal, written policy requiring such attendance.  Each of our directors attended the 2014 annual meeting of stockholders.

Communications with the Board

Stockholders and other interested parties who wish to communicate with the Board of Directors, or a particular director or group of directors, may do so by sending a letter to Corporate Secretary, Insys Therapeutics, Inc., 1333 South Spectrum Blvd, Suite 100, Chandler, AZ 85286.  The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Board Communication” or “Director Communication”, and the letter should indicate whether the intended recipients are the entire Board, a  specific group or committee of the Board, or an individual director.  All such communications received by the Company will be promptly copied and distributed to the appropriate director or directors.

Nomination of Directors

As discussed below, our nominating and corporate governance committee reviews and recommends to the Board potential nominees for election to the Board. In reviewing potential nominees, this committee considers the qualifications of each potential nominee in light of the Board’s existing and desired mix of experience and expertise but the Board has not established specific minimum qualifications for nominees, other than those established by Nasdaq or the SEC in connection with service on a specific committee of the Board. The Board does not have a formal policy with respect to the consideration of director candidates in connection with the consideration of any director candidates recommended by our stockholders. The nominating and corporate governance committee considers stockholder nominees using the same criteria set forth above and our largest stockholder, Dr. John Kapoor, is currently the Chairman of the Board. Although the nominating and corporate governance committee may consider whether nominees assist in achieving a mix of Board members that represents a diversity of background and experience, which is not only limited to race, gender or national origin, we have no formal policy regarding board diversity. Stockholders who wish to present a potential nominee to the nominating and corporate governance committee for consideration for election at a future annual meeting of stockholders must provide this committee with notice of the recommendation and certain information regarding the candidate within the time periods set forth under the caption “Is there any information that I should know about future annual meetings?” in the section “Questions and Answers About This Proxy Material and Voting.”

 Board Committees

Our Board has established an audit committee, a compensation committee and a nominating and corporate governance committee. Each of committee charters are available in the Investor Relations section of our website at insysrx.com.

Audit Committee

We have a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Our audit committee consists of Patrick P. Fourteau, Steven Meyer and Brian Tambi. Our Board has determined that each of the members of our audit committee satisfies the NASDAQ Stock Market and SEC independence requirements. Mr. Meyer serves as the chair of our audit committee. The functions of this committee include, among other things:

•	evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

•	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•	monitoring the rotation of partners of our independent auditors on our engagement team as required by law;

•

prior to engagement of any independent auditors, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditors;

•

reviewing our annual and quarterly consolidated financial statements and reports, including the disclosures contained in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

•

reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation, and matters concerning the scope, adequacy and effectiveness of our financial controls;

•	reviewing with management and our auditors any earnings announcements and other public announcements regarding material developments;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and other matters;

•	preparing the audit committee report that the SEC requires in our annual proxy statement;

•

reviewing and providing oversight of any related-person transactions in accordance with our related-person transaction policies and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of business conduct and ethics;

•	reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented;

•	reviewing on a periodic basis our investment policy; and

•	evaluating on an annual basis the performance of the audit committee, including compliance of the audit committee with its charter.

Our board of directors has determined that Mr. Meyer qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the NASDAQ Listing Rules. In making this determination, our board has considered Mr. Meyer’s formal education and the nature and scope of experience that he has previously had with public companies. Further information regarding Mr. Meyer’s background that qualifies him as an audit committee financial expert is included under the heading “—Board of Directors and Management.” Both our independent registered public accounting firm and management periodically meet privately with our audit committee.

Compensation Committee

Our compensation committee consists of Patrick P. Fourteau, Pierre Lapalme and Theodore H. Stanley, M.D. Mr. Fourteau serves as the chair of our compensation committee. Patrick P. Fourteau and Pierre Lapalme are each a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, an outside director, as defined pursuant to Section 162(m) of the Code and satisfy the NASDAQ Stock Market independence requirements. The functions of this committee include, among other things:

•	reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full board of directors regarding) our overall compensation strategy and policies;

•	reviewing and approving the compensation and other terms of employment of our executive officers;

•	reviewing and approving performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;

•

reviewing and approving (or if it deems it appropriate, making recommendations to the full board of directors regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

•

evaluating risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;

•

reviewing and approving (or if it deems it appropriate, making recommendations to the full board of directors regarding) the type and amount of compensation to be paid or awarded to our non-employee board members;

•

if required, establishing policies with respect to votes by our stockholders to approve on an advisory basis executive compensation as required by Section 14A of the Exchange Act and determining our recommendations regarding the frequency of advisory votes on executive compensation;

•	as appropriate, selecting and receiving advice from compensation consultants, legal counsel and other advisors, only after considering the factors set forth in Section 10C of the Exchange Act;

•	administering our equity incentive plans;

•	establishing policies with respect to equity compensation arrangements;

•	reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;

•	reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;

•	reviewing the adequacy of its charter on a periodic basis;

•

reviewing with management and approving our disclosures in the section entitled “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such section is included in any such report or proxy statement;

•	preparing the compensation committee report that the SEC requires in our annual proxy statement; and

•	reviewing, discussing, and assessing on an annual basis the performance of the compensation committee.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Pierre Lapalme and Theodore H. Stanley, M.D. Mr. Lapalme serves as the chair of our nominating and corporate governance committee and he is determined to satisfy the NASDAQ Stock Market independence requirements by our Board. The functions of this committee include, among other things:

•	identifying, reviewing and evaluating candidates to serve on our board of directors consistent with criteria approved by our board of directors;

•	determining the minimum qualifications for service on our board of directors;

•	evaluating director performance on the board and applicable committees of the board and determining whether continued service on our board is appropriate;

•	evaluating, nominating and recommending individuals for membership on our board of directors;

•	evaluating recommendations by stockholders of candidates for election to our board of directors;

•	considering and assessing the independence of members of our board of directors;

•

as appropriate, developing corporate governance policies and principles, including a code of business conduct and ethics, periodically reviewing and assessing these policies and principles and their application, and recommending to our board of directors any changes to such policies and principles;

•	considering questions of possible conflicts of interest of directors as such questions arise;

•	reviewing the adequacy of its charter on an annual basis; and

•	reviewing, discussing and assessing on an annual basis the performance of the nominating and corporate governance committee.

DIRECTOR COMPENSATION

From time to time the Board may, in its discretion, choose to provide cash or equity compensation to our non-employee directors. Mr. Babich was an employee director during 2014 and his compensation is fully reflected in the “Summary Compensation Table ” below.

2014 Director Compensation. In February 2014, our Board, after the engagement and consultation of an outside compensation consultant, ExeComp Solutions LLC, adjusted its Board compensation program for our non-employee directors. As adjusted, our 2014 policy provided that each eligible, non-employee member of our Board of directors received the following cash compensation for board services, as applicable:

•	$100,000 per year for service as the Executive Chairman of our board;

•	$50,000 per year for service as a board member;

•	$25,000 per year for service as the chairman of the audit committee and $15,000 for service as a member of the audit committee;

•	$15,000 per year for service as the chairman of the compensation committee and $8,000 for service as a member of the compensation committee; and

•	$10,000 per year for service as the chairman of the nominating and corporate governance committee and $5,000 for service as a member of the nominating and corporate governance committee.

In addition, in 2014, each director received an option to purchase 9,000 shares of our common stock.

The following table sets forth compensation paid to our non-employee directors for the year 2014. Mr. Babich was an employee director during 2014 and his compensation is fully reflected in the “Summary Compensation Table” below.

2014 DIRECTOR COMPENSATION

Name (a)	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($)	Option Awards ($) (2)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings	All other compensation ($)	Total ($)
John N. Kapoor, Ph.D. (Executive Chairman)	67,500	--	160,972	--	--	--	228,472
Patrick P. Fourteau	56,500	--	160,972	--	--	--	217,472
Pierre Lapalme	50,000	--	160,972	--	--	--	210,972
Steven Meyer	52,750	--	160,972	--	--	--	213,722
Theodore H. Stanley, M.D.	74,000	--	160,972	--	--	--	234,972
Brian Tambi	53,125	--	160,972	--	--	--	214,097

(1)	The dollar amount of all fees paid in cash for services as a director, including committee and/or chairmanship fees.
(2)

This column presents the aggregate grant date fair value of stock options granted during 2014.  The grant date fair values were determined in accordance with FASB ASC Topic 718.  The assumptions used were the same as those reflected in Note 2 and Note 10 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2014. As of December 31, 2014, each director (other than Mr. Babich) had the following number of total options outstanding (both vested and unvested): Dr. Kapoor – 28,999; Mr. Fourteau – 75,885; Mr. Lapalme – 75,885; Mr. Meyer – 100,252; Dr. Stanley – 54,000; and Mr. Tambi – 100,252.

EXECUTIVE COMPENSATION

Summary Compensation Table for the Years ended December 31, 2014 and 2013

The following table provides information regarding the compensation earned during the years ended December 31, 2014 and 2013 by (1) our principal executive officer, (2) our principal financial officer, (3) our General Counsel who was serving as an executive officer at the end of fiscal 2014 and (4) two other individuals who served as an executive officer during fiscal 2014 but are no longer employed by our company. These individuals are collectively referred to herein as our “named executive officers.”

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Option Awards ($) (3)	All Other Compensation ($) (4)	Total ($)
Michael L. Babich	2014	389,229	500,000	1,649,370	1,307	2,539,906
President and Chief Executive Officer	2013	424,657	600,000	1,873,806	957	2,889,420
Darryl S. Baker	2014	253,000	130,000	824,685	2,402	1,210,087
Chief Financial Officer	2013	202,917	135,000	749,522	957	1,088,396
Franc Del Fosse(5)	2014	198,035	117,500	2,387,610	2,313	2,705,458
General Counsel & Corporate Secretary	2013	--	--	--	--	--
Christopher Homrich(6)	2014	173,077	--	2,237,562	662	2,410,639
Former Senior Vice President – Operations	2013	--	--	--	--	--
Larry Dillaha, M.D.(7)	2014	116,000	--	2,100,295	442	2,216,737
Former Chief Medical Officer	2013	239,792	130,000	749,522	957	1,120,271

(1)	Amounts shown represent base salary earned or paid during the applicable fiscal year, as described below in the section entitled “— Base Salary.”

(2)	Amounts shown represent discretionary cash bonuses that were approved by our Board for the applicable fiscal year, as described below in the section entitled “— Annual Bonus Opportunity.”

(3)

In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during 2014 and 2013 computed in accordance with FASB ASC Topic 718, or ASC 718. Assumptions used in the calculation of these amounts are included in Note 2 and Note 10 to our audited consolidated financial statements included in our Form 10-K for the year ended December 31, 2014. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying the stock options. During 2014, the employment of Mr. Homrich and Dillaha was terminated and certain outstanding options were accelerated.  Mr. Homrich received a grant in 2014 but Dr. Dillaha did not.  For both Mr. Homrich and Dr. Dillaha, this column reflects compensation cost representing the incremental fair value of the accelerated options for Mr. Homrich and Dillaha, respectively.  For Mr. Homrich, this column also includes the fair value of his 2014 option award.

(4)	Represents amounts paid for life insurance and long-term disability insurance premiums.

(5)	Mr. Del Fosse became our General Counsel on February 1, 2014.

(6)

Mr. Homrich became our SVP –Operations on February 4, 2014. On October 31, 2014, Mr. Homrich and the Company entered into a Separation and Consulting Agreement that announced Mr. Homrich’s resignation from the Company effective October 27, 2014. The terms and conditions of this agreement are discussed below in the section entitled “— Employment Agreements.”

(7)

On March 28, 2014, Dr. Dillaha and the Company entered into a Separation and Consulting Agreement that announced Dr. Dillaha’s resignation from the Company effective June 11, 2014. The terms and conditions of this agreement are discussed below in the section entitled “— Employment Agreements.”

Compensation Data and Consultants

From time to time, our compensation committee will engage experts to inform its decisions on executive compensation decisions. As discussed above, in 2014, our compensation consultant engaged ExeComp Solutions LLC to consult on compensation matters although formal recommendations by this consultant were not utilized for the compensation committee’s decisions on executive compensation in 2014. In connection with executive compensation, ExeComp Solutions LLC provided our compensation committee with certain information regarding industry trends and other data. In addition, our Human Resources department also provided the compensation committee certain compensation data it deemed relevant based on available third party resources and industry data.

Base Salary

Base salaries for our executive officers are established based on seniority, position and functional role and level of responsibility. The base salary of each executive officer is initially established in the executive officer’s employment agreement or offer letter with us, and may be increased from time to time in the sole discretion of the Board. We do not apply specific formulas to determine any increases. Each of our executive officer’s current base salaries are set forth below.

Name	Base Salary ($)(1)
Michael Babich	420,000
Darryl S. Baker	273,000
Franc Del Fosse	260,000

(1)	Amounts set forth in this table reflect base salaries adjusted by our compensation committee effective February 25, 2015.

Annual Bonus Opportunity

Cash Bonus for 2014. Our executive officers’ annual bonuses are discretionary and may from time to time be tied to the achievement of corporate objectives, functional area objectives and/or individual performance objectives and a thorough review of the applicable performance results of the company, business, function and/or individual during the applicable period. Our named executive officers are not entitled to any minimum or target bonuses but each of their respective employment agreements does provide a bonus opportunity based upon base salary. Nevertheless, our compensation committee has sole discretion to approve or not approve any bonus amount. As of the date of this proxy statement, our compensation committee has not set any parameters, goal, objectives or targets related to the payment of 2015 year-end cash bonus awards. Below are the 2014 year-end cash bonus awards for Messrs. Babich, Baker and Del Fosse, our current named executive officers.

Name	% of Base Salary ($)(1)	Cash bonus award
Michael Babich	125%	500,000
Darryl S. Baker	50%	130,000
Franc Del Fosse	50%	117,500

(1)	2014 base salaries for Messrs. Babich, Baker and Del Fosse were respectively as follows: $400,000, $260,000 and $235,000.

Long-Term Equity-Based Compensation

Our long-term compensation program for our named executive officers currently consists solely of stock option grants and participation in our employee stock purchase plan. Stock option grants made to executive officers are designed to provide them with incentives to execute their responsibilities in such a way as to generate long-term benefit to us and our stockholders. Through possession of stock options, our executive officers participate in the long-term results of their efforts, whether by appreciation of our company’s value or the impact of business setbacks, either company-specific or industry-based. Additionally, stock options provide a means of retaining our executive officers, in that they are in almost all cases subject to vesting over an extended period of time.

Upon joining us, an executive officer may be granted an initial option award that is primarily based on competitive conditions applicable to such officer’s specific position. Periodic awards to executive officers are made based on an assessment of their sustained performance over time, their ability to impact results that drive value to our stockholders and their organization level. Option awards are not granted at regular intervals or automatically to our executive officers. Our Chief Executive Officer and President periodically reviews the performance of our executive officers on the bases noted above and recommends to our Board and compensation committee any option awards deemed appropriate.

On August 7, 2014, our compensation committee granted stock options covering 90,000 and 45,000 shares of our common stock to Mr. Babich and Mr. Baker, respectively, which our compensation committee and Board believed provided these named executive officers with sufficient incentive to execute their responsibilities in such a way as to generate long-term benefit to us and our stockholders. On May 19, 2014, our compensation committee granted stock options covering 30,000 shares of our common stock to Mr. Del Fosse as a supplemental grant to the initial grant of 75,000 shares of our common stock he received when he joined the Company earlier in 2014. All of these 2014 stock options were granted under our 2013 Equity Incentive Plan, or the “2013 Plan,” and vest as further described in the table below entitled “Outstanding Equity Awards at Fiscal Year-End.”

Benefits

We provide the following benefits to our executive officers on the same basis as the benefits provided to all employees:

•	health, dental and vision insurance;

•	life insurance;

•	long-term disability; and

•	defined contribution employee retirement plan, or 401(k) plan.

Employment Agreements

Employment agreements or written offer letters are used from time to time on a case by case basis, to attract and/or to retain executives. On April 18, 2013, we entered into amended and restated employment agreements with Messrs. Babich and Baker. On January 31, 2014, we entered into an employment agreement with Mr. Del Fosse. Each of these employment agreements provides that the executive officer is an “at will” employee but each agreement, under certain circumstances discussed below, does provide for severance compensation in the event of a termination without “cause” or a resignation for “good reason.” Each agreement also contains certain customary restrictive covenants such as a non-compete clause and an agreement not to participate in Company competitors.

Pursuant to the terms and conditions of these agreements each of Messrs. Babich, Baker and Del Fosse, is currently paid an annual base salary of $420,000, $273,000 and $260,000, respectively. Each executive is also eligible to participate in any officer incentive program of the Company adopted by the Board and/or the compensation committee that provides for the payment of annual performance-based cash bonuses to the Company’s executive officers. In order to earn and receive any such cash bonus, each executive must remain employed by the Company as an employee in good standing through the end of the applicable calendar year and the payout date for the bonus. Each of the named executive officer’s employment agreement also provides for potential severance compensation as described below under the section entitled “— Termination-Based Compensation.”

On March 28, 2014, Dr. Dillaha and the Company entered into a Separation and Consulting Agreement that announced Dr. Dillaha’s resignation from the Company effective June 11, 2014. This agreement (i) obligated Dr. Dillaha to provide consulting services for 12 months after his resignation date for consulting related fees that are expected to, in the aggregate, total $303,334, (ii) contains a release of claims from Dr. Dillaha in exchange for the acceleration of his existing stock option awards, and (iii) contains other customary obligations of Dr. Dillaha’s such non-compete, non-disparagement, confidentiality and cooperation obligations. For a more detailed description and copy of this agreement, please refer to our Current Report on Form 8-K filed on April 3, 2014.

On October 31, 2014, Mr. Homrich and the Company entered into a Separation and Consulting Agreement that announced Mr. Homrich’s resignation from the Company effective October 27, 2014. This agreement (i) obligates Mr. Homrich to provide consulting services for 12 months after his resignation date for consulting related fees that are expected to, in the aggregate, total $312,050, (ii) contains a release of claims from Mr. Homrich in exchange for the acceleration of his existing stock option awards, and (iii) contains other customary obligations of Mr. Homrich’s such non-compete, non-disparagement, confidentiality and cooperation obligations. For a more detailed description and copy of this agreement, please refer to our Current Report on Form 8-K filed on October 31, 2014.

Termination-Based Compensation

Regardless of the manner in which a named executive officer’s employment terminates, the named executive officer is entitled to receive amounts earned during his term of employment, including salary and, to the extent required by state law, unused vacation pay.

Potential Termination-Based Payments.    As discussed above under the section entitled “Employment Agreements,” we have entered into employment agreements with Messrs. Babich, Baker and Del Fosse providing for certain termination-based payments. Each of our named executive officer’s employment is at-will, and either we or the officer may terminate the agreement at any time without cause and without notice. However, if we terminate a named executive officer without “cause,” or if the executive officer resigns for “good reason” (and the officer signs a release in our favor), the named executive officer will be entitled to receive salary continuation for a period of 12 months following his termination date, as well as an additional severance payment equal to his prorated target bonus for the year in which he is terminated, and all of the named executive officer’s unvested stock options and equity awards will immediately vest in full. For an indication of potential dollar amounts associated these termination payments, please refer to the base salary and bonus amount reflected above for each named executive officer.

For purposes of each of the named executive officer’s employment agreements, “cause” generally means the executive’s (i) conviction of a felony of crime involving fraud or dishonesty; (ii) participation in a fraud, act of dishonesty or misconduct; (ii) conduct constituting gross unfitness to serve as determined by our Board; (iii) violation of a statutory or fiduciary duty to us; (iv) breach of a material term of any material contract with the us; (v) repeated violation of any material company policy; or (v) repeated failure to adequately perform job duties. For purposes of each of the named executive officer’s employment agreements, “good reason” generally means, with respect to the executive, (A) a material reduction of base salary (unless in connection with a company-wide decrease); (B) our material breach of the employment agreement; (C) a material adverse change in the executive’s duties, authority or responsibilities or (D) a relocation of executive’s principal place of employment to a location outside the greater Phoenix metropolitan area.

Termination-Based Payments Made to Dr. Dillaha and Mr. Homrich. As discussed above under the section entitled “Employment Agreements,” we entered into Separation and Consulting Agreements with Dr. Dillaha and Mr. Homrich on March 28, 2014 and October 31, 2014, respectively, pursuant to which consulting fees of $303,334 and $312,050, respectively are expected to be paid. Monthly payments are made to each former officer for approximately 12 months following the effective date of such agreement. In addition, in connection with such arrangement, the Company accelerated unvested options under existing awards granted to each officer during his employment with the Company. Such acceleration of options had an intrinsic value of $3,141,970 and $829,772 to Dr. Dillaha and Mr. Homrich, respectively, (which reflects, on an aggregate basis, the excess of the market price on the date of acceleration over the original exercise price).

Equity Compensation Plan Table

The following table sets forth certain information as of December 31, 2014, with respect to compensation plans under which shares of our common stock were issuable as of that date.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity Compensation plans approved by security holders:	$3,853,581	(2)	$15.14	$364,613	(1)(2)
Equity Compensation plans not approved by security holders:	-		-	-

Total	3,853,581	(2)	$15.14	364,613	(1)(2)

(1)	Includes 197,225 shares of common stock available under our 2013 Equity Incentive Plan and 167,388 shares of common stock available under our Employee Stock Purchase Plan.

(2)	Shares issuable as of December 31, 2014 and during 2014 pursuant to participation in our Employee Stock Purchase Plan have been treated as issued.

Outstanding Equity Awards at 2014 Year-End

The following table provides a summary of equity awards outstanding at December 31, 2014, for each of our named executive officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS (1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date (1)
Michael L. Babich	63,802 (2)	9,232	-	3.25	3/28/2021
	75,254 (3)	88,496	-	2.36	12/27/2022
	148,442 (4)	226,558	-	7.26	5/14/2023
	7,500 (5)	82,500	-	27.14	08/07/2024

Darryl S. Baker	41,945 (6)	33,056	-	2.36	12/27/2022
	34,384 (7)	90,616	-	7.26	5/14/2023
	3,750 (8)	41,250	-	27.14	08/07/2024

Franc Del Fosse	15,632 (9)	59,368	-	35.33	2/7/2024
	4,375 (10)	25,625 (6)	-	26.55	5/19/2024

(1)

Outstanding stock options at December 31, 2014, become exercisable in accordance with the vesting schedule below. Each option award expires on the ten year anniversary of the grant date. In connection with the separation agreements entered into with Dr. Dillaha and Mr. Homrich, the Company accelerated the vesting of unvested shares subject to any outstanding stock options granted to each of these named executive officers and, consistent with the 2013 Equity Incentive Plan and their related award agreements, Dr. Dillaha and Mr. Homrich had 90 days from their separation date to exercise available options. Accordingly, neither of Dr. Dillaha and Mr. Homrich have outstanding option awards at December 31, 2014.

	Grant Date	Vesting Schedule .

(2)	3/28/2011	The options vest in equal monthly installments over 48 months following the date of grant.

(3)	12/27/2012	The options vest in equal monthly installments over 36 months following the date of grant.

(4)	5/14/2013	The options vest in equal monthly installments over 48 months following the date of grant.

(5)	08/07/2014	The options vest in equal monthly installments over 48 months following the date of grant.

(6)	12/27/2012	The options vest in equal monthly installments over 48 months following the date of grant.

(7)	5/14/2013	The options vest in equal monthly installments over 48 months following the date of grant.

(8)	08/07/2014	The options vest in equal monthly installments over 48 months following the date of grant.

(9)	2/7/2014	The options vest in equal monthly installments over 48 months following the date of grant.

(10)	5/19/2014	The options vest in equal monthly installments over 48 months following the date of grant.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, directors, and any persons who own more than 10% of common stock, to file reports of ownership of, and transactions in, our common stock with the SEC and furnish copies of such reports to us. Based solely on our review of the copies of such forms and amendments thereto furnished to us and written representations that no other such statements were required, we believe that during fiscal year 2014 our officers, directors and any person whom we understand owns more than 10% of our common stock complied with all such requirements.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to employees, officers and directors, including our executive management team, such as our Chief Executive Officer and Chief Financial Officer. This Code of Business Conduct and Ethics is posted on our website at www.insysrx.com (the contents of such website are not incorporated into this proxy statement).   We intend to satisfy the requirements under Item 5.05 of Form 8-K regarding disclosure of amendments to, or waivers from, provisions of the Code of Business Conduct and Ethics by posting such information on our website.

We also have compliance and ethics policies applicable to our employees designed to prevent and detect violations of our Code of Business and Ethics Conduct, as well other internal policies and the law. A major goal of the compliance and ethics program is to promote an organizational culture that encourages ethical conduct and a commitment to compliance with the law. In this regard, we have established avenues for parties external to the Insys Therapeutics to raise compliance and ethics concerns with respect to our employees, directors and third parties doing business with the Company. If you have a concern of this nature, you may report it anonymously (or on a non-anonymous basis) by: (1) calling our Compliance Hotline (subject to local legal requirements), telephone number at 855-433-9921 from the U.S or Puerto Rico; (2) visiting our Compliance Helpline Web–Reporting Tool: https://secure.ethicspoint.com/domain/media/en/gui/33922/index.html; or (3) mailing a note to the Insys Therapeutics compliance director at 1333 South Spectrum Blvd, Suite 100, Chandler, AZ 85286.

REPORT OF THE AUDIT COMMITTEE

The audit committee of Insys Therapeutics, Inc. (the “Audit Committee”) oversees the Company’s financial reporting process on behalf of the Board.  As part of this oversight function, the Audit Committee oversees the Company’s compliance with legal and regulatory compliance and monitors the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002, which includes receiving regular reports and representations by management of the Company and its independent auditors, each of whom is given full and unlimited access to the Audit Committee to discuss any matters which they believe should be brought to our attention.

In carrying out its responsibilities, the Audit Committee acts in an oversight capacity.  Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In this context, the Audit Committee has met and discussed the audited financial statements with management.  Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors.

The Audit Committee has also received from, and discussed with, BDO the matters required to be discussed by Audit Standard No. 16 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board.  In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from the Company and its management, including the matters in the written disclosures and the applicable letter received by the Audit Committee from the independent auditors as required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence.  The Audit Committee has also reviewed the certifications of the executive officers of the Company attached as exhibits to the Company’s Annual Report on Form 10-K for the 2014 fiscal year as well as all reports issued by the Company’s independent auditor related to its audit of the Company’s financial statements for the 2014 fiscal year.

The Audit Committee has also considered whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence. During the period that covers this report, BDO performed no non-audit services for the Company.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the SEC.

This report is submitted by the Audit Committee, consisting of:

Steven J. Meyer (chair)

Patrick P. Fourteau

Brian Tambi

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Transactions with Related Persons

Either the audit committee or the Board approves all related party transactions.  The procedure for the review, approval or ratification for a related party transaction involves discussing the transaction with management, discussing the transaction with the external auditors, reviewing financial statements and related disclosures.  In addition, the Board and the audit committee review the details of major deals and transactions to ensure that they do not involve related-party transactions.  Members of management have been informed and understand that they are to bring related party transactions to the audit committee or the Board for approval.  These policies and procedures are evidenced in writing in the audit committee charter and the Company’s Code of Business Conduct and Ethics.

The following includes a summary of transactions since January 1, 2014 to which we have been a party, in which the amount involved in the transaction exceeded $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described in the section entitled “Executive Compensation.”

Effective March 3, 2015, we entered into a consultant agreement with Dr. John Kapoor, the Executive Chairman of the Board to compensate Dr. Kapoor for his ongoing time and contribution to our Company. Under the terms of this agreement, Dr. Kapoor will receive an annual consulting fee of $300,000, in addition to the fees Dr. Kapoor receives as the Executive Chairman of the Board. This agreement will be reviewed annually by the Board and does not alter Dr. Kapoor’s status as a non-employee of the Company. This agreement may be terminated by either the Company or Dr. Kapoor at any time for any reason. If we terminate the Agreement without “cause,” or if Dr. Kapoor terminates this agreement for “good reason” (as such terms are defined in the agreement), then we are required to pay Dr. Kapoor any consulting fees remaining for the current annual period. A complete copy of this agreement was filed as an exhibit to our Current Report on Form 8-K filed on March 3, 2015.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of our common stock outstanding as of March 1, 2015 by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

The percentage ownership information shown in the table is based upon 35,459,644 shares of common stock outstanding as of March 1, 2015. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our common stock. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, these rules require inclusion of shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before April 30, 2015, which is 60 days after March 1, 2015. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. Except as otherwise noted below, the address for each person or entity listed in the table is c/o Insys Therapeutics, Inc., 1333 South Spectrum Blvd, Suite 100, Chandler, AZ 85286.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Shares
Greater than 5% Stockholders
The John N. Kapoor Trust dated September 20, 1989 (2)	21,174,805	59.7%
100 North Field Drive, Ste. 150
Lake Forest, IL 60045
The Kapoor Children’s 1992 Trust	2,278,975	6.4%
100 North Field Drive, Ste. 150
Lake Forest, IL 60045
Named Executive Officer and Directors
John N. Kapoor, Ph.D. (3)	21,244,021	59.9%
Michael Babich (4)	580,231	1.6%
Darryl S. Baker (5)	96,723	*
Franc Del Fosse (6)	28,859	*
Patrick P. Fourteau (7)	132,636	*
Pierre Lapalme (8)	65,636	*
Steven Meyer (9)	87,003	*
Theodore H. Stanley, M.D. (10)	25,056	*
Brian Tambi (11)	87,003	*
All executive officers and directors as a group (9 persons) (12)	22,347,168	63.0%

*	Represents beneficial ownership of less than 1%.

(1)

Includes all shares beneficially owned, whether directly and indirectly, individually or together with associates, jointly or as community property with a spouse, as well as any shares as to which beneficial ownership may be acquired within 60 days of March 1, 2015 by the exercise of options, warrants or other convertible securities.  Unless otherwise specified in the footnotes that follow, the indicated person or entity has sole voting power and sole investment power with respect to the shares.

(2)

John N. Kapoor, Ph.D., our founder, Executive Chairman and principal stockholder, is the sole trustee and sole beneficiary of The John N. Kapoor Trust, dated September 20, 1989 and is the grantor of The Kapoor Children’s 1992 Trust.

(3)

Includes 15,991 shares held by Dr. Kapoor in his individual capacity; 15,750 shares that Dr. Kapoor has the right to acquire from us within 60 days of March 1, 2015 pursuant to the exercise of stock options; 21,174,805 shares held by The John N. Kapoor Trust, dated September 20, 1989, of which Dr. Kapoor is the sole trustee and sole beneficiary; 28,144 shares held by EJ Financial/NEO Management, L.P., of which Dr. Kapoor is Managing General Partner; and 9,331 shares held by The John and Editha Kapoor Charitable Foundation, or the Charitable Foundation, of which Dr. Kapoor is a joint trustee.

(4)	Includes 207,752 shares held by Mr. Babich and 372,479 shares that Mr. Babich has the right to acquire from us within 60 days of March 1, 2015 pursuant to the exercise of stock options.

(5)	Represents 19,377 shares held by Mr. Baker and 77,346 shares that Mr. Baker has the right to acquire from us within 60 days of March 1, 2015 pursuant to the exercise of stock options.

(6)	Represents 104 shares held by Mr. Del Fosse and 28,755 shares that Mr. Del Fosse has the right to acquire from us within 60 days of March 1, 2015 pursuant to the exercise of stock options.

(7)	Represents 70,000 shares held by Mr. Fourteau and 62,636 shares that Mr. Fourteau has the right to acquire from us within 60 days of March 1, 2015 pursuant to the exercise of stock options.

(8)

Represents 3,000 shares beneficially held by Mr. Lapalme (1,000 of which are directly owned by his spouse) and 62,636 shares that Mr. Lapalme has the right to acquire from us within 60 days of March 1, 2015 pursuant to the exercise of stock options.

(9)	Represents 87,003 shares that Mr. Meyer has the right to acquire from us within 60 days of March 1, 2015 pursuant to the exercise of stock options.

(10)	Represents 1,000 shares held by Dr. Stanley and 24,056 shares that Dr. Stanley has the right to acquire from us within 60 days of March 1, 2015 pursuant to the exercise of stock options.

(11)	Represents 87,003 shares that Mr. Tambi has the right to acquire from us within 60 days of March 1, 2015 pursuant to the exercise of stock options.

(12)	Includes 707,664 shares that our current executive officers and directors as a group have the right to acquire from us within 60 days of March 1, 2015 pursuant to the exercise of stock options.

 ANNUAL REPORT

A COPY OF OUR 2014 ANNUAL REPORT ACCOMPANIES THIS PROXY STATEMENT. WE WILL PROVIDE, WITHOUT CHARGE, A COPY OF OUR FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SEC, UPON REQUEST IN WRITING FROM ANY PERSON WHO WAS A HOLDER OF RECORD OR WHO REPRESENTS IN GOOD FAITH THAT SUCH PERSON WAS A BENEFICIAL OWNER OF COMMON STOCK AS OF APRIL 7, 2015.  REQUESTS SHOULD BE MADE TO INSYS THERAPEUTICS, INC., ATTENTION: INVESTOR RELATIONS, 1333 South Spectrum Blvd, Suite 100, Chandler, AZ 85286.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders.  This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are Insys Therapeutics stockholders may be “householding” our proxy materials.  A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.  Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker and direct your written request to Insys Therapeutics, Inc., Attention: Investor Relations, 1333 South Spectrum Blvd, Suite 100, Chandler, AZ 85286, and one will be promptly provided.  Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

As of the date of this proxy statement, management is unaware of any matter for action by stockholders at the meeting other than those described in the accompanying notice.  The enclosed proxy, however, will confer discretionary authority with respect to any other matter that may properly come before the annual meeting, or any adjournment thereof.  It is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on any such matter.

By Order of the Board of Directors

/s/ Franc Del Fosse

Franc Del Fosse

General Counsel & Corporate Secretary

Chandler, Arizona

April 20, 2015

INSYS THERAPEUTICS, INC.

IMPORTANT ANNUAL MEETING INFORMATION

000004

ENDORSEMENT_LINE______________ SACKPACK_______________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 5, 2015.

Vote by Internet

- Go to **www.investorvote.com/INSY**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR the nominees listed and FOR Proposal 2.

1. To elect two Class II directors nominated by our board of directors, each for a three year term expiring at the annual meeting of stockholders to be held in 2018 or until his successor has been duly elected and qualified or until the earlier of his death, resignation or removal.

	For	Withhold		For	Withhold
01 - Michael L. Babich	☐	☐	02 - Pierre Lapalme	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT

1 U P X 2 3 5 3 9 0 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

021RYA

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Insys Therapeutics, Inc.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS — May 5, 2015

I appoint Michael L. Babich, Darryl S. Baker and Franc Del Fosse, individually and together, proxies with full power of substitution, to vote all my shares of common stock of Insys Therapeutics, Inc. (the "Company") which I have the power to vote at the Annual Meeting of Stockholders to be held at the Company's headquarters located at 1333 S. Spectrum Blvd., Suite 100, Chandler, AZ 85286 at 11:00 a.m., local time on May 5, 2015, and at any adjournments or postponements of the meeting. I revoke any proxy previously given and acknowledge that I may revoke this proxy prior to its exercise.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE INDICATED, THE SHARES WILL BE VOTED AS FOLLOWS: (1) "FOR" THE ELECTION OF EACH CLASS II DIRECTOR NOMINEE NOMINATED BY THE BOARD; AND (2) "FOR" THE RATIFICATION OF THE SELECTION BY OUR AUDIT COMMITTEE OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015. The proxies may vote according to their discretion on any other matter which may properly come before the meeting.

YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THE OTHER SIDE OF THIS PROXY CARD AND RETURN IT PROMPTLY USING THE ENCLOSED ENVELOPE.

(Items to be voted appear on reverse side.)